Exhibit 4.38

                        WAIVER AND AGREEMENT OF AMENDMENT

         This Waiver Agreement is dated as of the 20th day of May, 2002, between Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company") and the Subscribers identified on the signature pages hereto ("Subscriber" or "Subscribers").

                              W I T N E S S E T H:

         WHEREAS, the Company and Subscribers have entered into the Subscription Agreements described on the signature pages hereto and in Exhibit A ("Agreements") providing for the sale by the Company to the Subscribers of Class A Common Stock, Series A Preferred Stock convertible into Class A Common Stock and secured and unsecured convertible debentures and notes of the Company convertible into Class A Common Stock in the aggregate principal amounts and in the denominations set forth on the signature pages of the Agreements and Schedules thereto;

         WHEREAS, the Company obtained new management effective January 8, 2002, and a Form 8-K was filed on January 23, 2002, for the disclosure of this event;

         WHEREAS, the Company's new management implemented a new acquisition strategy for the Company, and this new strategy has resulted in a use of proceeds which differs from that contemplated in certain of the Agreements;

         WHEREAS, in accordance with the Company's new acquisition strategy the Company acquired the lien of Congress Financial Corporation (Southwest) ("Congress") on the assets of Mooney Aircraft Corporation ("Mooney") effective January 30, 2002, and a Form 8-K was filed on February 14, 2002, for the disclosure of this event;

         WHEREAS, the acquisition of the Congress lien required additional funding for the Company and certain of the Subscribers provided such funding in a transaction closing on February 27, 2002, and a Form 8-K was filed on March 14, 2002, for the disclosure of this event;

         WHEREAS, the Company required additional working capital and certain of the Subscribers provided such funding in transactions closing on February 27, 2002, and March 26, 2002, and Form 8-Ks were filed on March 14, 2002, April 10, 2002, and May 16, 2002, respectively, for the disclosure of these events;

         WHEREAS, in accordance with the Company's new acquisition strategy the Company has acquired Mooney, and a Form 8-K was filed within 15 calendar days of the date of the completion of this transaction;

         WHEREAS, the Form 8-K filing for the Mooney acquisition requires the filing of pro forma financial statements within 60 calendar days of the filing date of the Form 8-K;

         WHEREAS, a registration statement will not be permitted to be declared effective by the Securities and Exchange Commission ("SEC") until the pro forma financials required for the Mooney Form 8-K filing have been filed;

         WHEREAS, the Company complied with the applicable registration filing obligations under the Agreements in part by filing a Form SB-2 Registration Statement on December 12, 2001 (which may be reviewed with other Company filings at the Company's website and through the EDGAR system of the SEC), but was obligated to withdraw the filing on January 24, 2002, due to the pendency of transactions and financings described above;

         WHEREAS, the Company intends to comply with its obligation to register on a Form SB-2 Registration Statement the resale of all Class A Common Stock currently issuable under the Agreements pursuant to the registration rights obligations under the Agreements (the "Omnibus SB-2");

         WHEREAS, the Company was delisted from Nasdaq on March 23, 2001, and is currently trading on the Over the Counter Bulletin Board and may be in default under certain of the Agreements due to the delisting;

         WHEREAS, the Company is currently in default in the quarterly or semi-annual payment of interest under certain of the debentures and notes as described in the applicable Agreements;

         WHEREAS, the Company is currently in default under the registration rights obligations under certain of the debentures and notes as described in the applicable Agreements;

         WHEREAS, the SEC has changed its position regarding the transfer of an obligation to invest under the Agreements or the assignment of securities issued under the Agreements so that such transfers or assignments may now considered by the SEC, under certain circumstances, to cause the entire issuance of securities under a particular Agreement to fail to qualify for the exemption from registration under Section 4(2) and Regulation D of the Securities Act of 1933 and the Company may therefore incur rescission liability associated with such transactions;

         WHEREAS, based upon the Company's default, the Subscribers currently have the option of making all sums of principal and interest remaining unpaid under the debentures and notes and all other amounts payable under the debentures and notes immediately due and payable, all without demand, presentment or notice, or grace period;

         WHEREAS, the Company has previously disclosed under the Agreements that it has issued 1,322,000 options under its stock option plans and has reserved 1,500,000 options for future issuances; and

         WHEREAS, the Company would like to revise the structure of the options granted and to be granted under its stock option plans.

         NOW THEREFORE, the parties agree as follows to the extent each undersigned Subscriber has an interest:

1. WAIVER OF DEFAULT. The Subscriber acknowledges that the Company is currently in default as described above. The Subscriber hereby waives (i) its option to make immediately due and payable all sums of principal and interest remaining unpaid under the debentures and notes and all other amounts payable under the debentures and notes based upon the current default, and (ii) its right, if any, to receive interest at a default or penalty rate with regard to the Agreements entered into in March and July of 2001. The Subscriber waives none of its other rights or the Company's obligations to the Subscriber, including without limitation (i) its right to receive monetary or other penalties as consequence of a failure to file, or prosecute to effectiveness, any registration statement by a date certain or (ii) any rights and obligations arising under any security agreement, except as described in this Waiver Agreement. The Subscriber waives its rights to receive in the form of cash, any accrued penalties as a result of a failure to file, or prosecute to effectiveness, any registration statement by a date certain and instead elects to receive the aforementioned accrued penalties in the form of Class A "restricted" Common Stock of the Company. For the period only of May 20, 2002 through August 31, 2002, the Subscriber waives its right to accrue damages as consequence of the Company's failure to file, or prosecute to effectiveness any registration statement by a date certain.

         2. AMENDMENT TO RESERVE REGISTRATION RIGHTS OBLIGATIONS.

                  The Subscriber acknowledges that reservation and registration rights requirements under certain of the Agreements which require the Company to reserve for issuance and maintain registration of the resale of up to 200% of the Class A Common Shares necessary for conversion of all outstanding securities issued under the Agreements at all times is unduly burdensome to the Company. To the extent the Subscriber has reservation and registration rights pursuant to the Agreements, the Subscriber hereby agrees to reduce the Company's reservation and registration requirement obligation to 150% of the Class A Common Shares necessary for conversion at all times with the resale of such shares to be registered by the Company in the Omnibus SB-2.

         3. AMENDMENT OF INTEREST PAYMENTS ON NOTES AND DEBENTURES. To the extent interest payments are or have been due quarterly or semi-annually, as the case may be, under the Agreements, the Subscriber agrees that the Agreements are hereby amended retroactively to provide for the deferral of all interest payments until maturity or conversion of the relevant debenture or note.

         4. AMENDMENT OF TRANSFER AND ASSIGNMENT RIGHTS. To the extent the Subscriber has transfer or assignment rights under the Agreements, the Subscriber agrees that, in light of the change in the SEC position on transfers or assignments, that the Agreements are hereby amended to preclude future transfers or assignments which would be contrary to then-current SEC policy.

         5. AMENDMENT OF PROHIBITION OF THE COMPANY'S ISSUANCE OF EQUITIES. To the extent the secured Agreements prohibit the Company's issuance of securities for up to 180 days after the applicable registration statement becomes effective or the relevant closing date, the Subscriber agrees that the Agreements are hereby amended to eliminate this provision.

         6. AMENDMENT OF DISCLOSURE RE STOCK OPTION ISSUANCES. To the extent applicable, the Company's prior disclosure is hereby amended to provide for the granting of options under a new stock option plan with grants not to exceed 20,000,000 options, including 1,500,000 shares previously reserved for issuance as described above. This number does not include 1,322,000 options previously issued as described above which will remain outstanding.

         7. SELLING SHAREHOLDER INFORMATION. The Subscriber agrees to provide selling shareholder information required for the Omnibus SB-2 filing immediately upon the request of the Company for the provision of such information so as not to delay the Company's filing.

         9. COUNTERPARTS/EXECUTION. This Waiver Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Waiver Agreement may be executed by facsimile transmission.

         10. AGREEMENT. Each of the undersigned states that the undersigned has read the foregoing Waiver Agreement and understands and agrees to it. The undersigned acknowledges he understands that, in connection with the secured convertible notes dated March 23, 2001, October 26, 2001, November 12, 2001, and January 30, 2002, waiver by the holders of not less than 60% of the outstanding principal amount of the secured convertible notes as of the date of this Agreement will be sufficient to constitute a waiver on behalf of all of the holders of such notes.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                               [SIGNATURE PAGE TO
                       WAIVER AND AGREEMENT OF AMENDMENT]

         IN WITNESS WHEREOF, the parties have executed this Waiver Agreement as of the date first written above as parties to the Subscription Agreement of March 6, 2000.

COMPANY:

ADVANCED AERODYNAMICS &
STRUCTURES, INC.

By: /S/ ROY H. NORRIS
    -----------------------------------
    Roy Norris, President,
    Chairman & Chief Executive Officer

     /S/ WALTER GRILL
    -----------------------------------
Subscriber - AUSTINVEST ANSTALT BALZERS

     /S/ GISELLA KINDLE
    -----------------------------------
Subscriber - ESQUIRE TRADE & FINANCE, INC.

     /S/ H.V. BACHOVEN
    -----------------------------------
Subscriber - AMRO INTERNATIONAL, S.A.

     /S/ HERRICK FEINSTEIN
    -----------------------------------
Subscriber - THE SHAAR FUND, LTD.

---------------------------------------
Subscriber - GROSS FOUNDATION, INC.

---------------------------------------
Subscriber - THE HEWLETT FUND, INC.

---------------------------------------
Subscriber - LEVAL TRADING, INC.

---------------------------------------
Subscriber - BRETTON HILL FUNDING, LLC

         IN WITNESS WHEREOF, the parties have executed this Waiver Agreement as of the date first written above as parties to the Subscription Agreement of March 6, 2000.

COMPANY:

ADVANCED AERODYNAMICS &
STRUCTURES, INC.

By: /S/ ROY H. NORRIS
    -----------------------------------
    Roy Norris, President,
    Chairman & Chief Executive Officer

    /S/ JOHN CLARKE
    -----------------------------------
Subscriber - TALBIYA B. INVESTMENTS LTD.

    /S/ JOHN CLARKE
    -----------------------------------
Subscriber - NESHER LTD.

    /S/ JOHN CLARKE
    -----------------------------------
Subscriber - KESHET L.P.

    /S/ JOHN CLARKE
    -----------------------------------
Subscriber - THE KESHET FUND, L.P.

    /S/ SHMULI MARGULIES
    -----------------------------------
Subscriber - THE ENDEAVOUR CAPITAL INVESTMENT FUND, S.A.

    /S/ K. ACKERMAN
    -----------------------------------
Subscriber - ALPHA CAPITAL AKTIENGESELLSCHAFT

--------------------------------------
Subscriber - GOLDPLATE INVESTMENT PARTNERS LTD.

    /S/ DOUGLAS ANDREW RYAN
    -----------------------------------
Subscriber - LUCRATIVE INVESTMENTS

         IN WITNESS WHEREOF, the parties have executed this Waiver Agreement as of the date first written above as parties to the Private Equity Line of Credit Agreement dated August 15, 2000.

COMPANY:

ADVANCED AERODYNAMICS &
STRUCTURES, INC.

By: /S/ ROY H. NORRIS
    -----------------------------------
    Roy Norris, President,
    Chairman & Chief Executive Officer

    /S/ WALTER GRILL
    -----------------------------------
Subscriber - AUSTINVEST ANSTALT BALZERS

    /S/ GISELLA KINDLE
    -----------------------------------
Subscriber - ESQUIRE TRADE & FINANCE, INC.

    /S/ H.V. BACHOFEN
    -----------------------------------
Subscriber - RHOSSILI INVESTMENTS LIMITED

---------------------------------------
Subscriber - FERNBRIGG PARTNER, LTD.

    /S/ JAMES CLARKE
    -----------------------------------
Subscriber - TALBIYA B. INVESTMENTS, LTD.

    /S/ JAMES CLARKE
    -----------------------------------
Subscriber - NESHER LTD.

     /S/ JAMES CLARKE                             /S/ JAMES CLARKE
    -----------------------------------           ------------------------------
Subscriber - THE KESHET FUND, L.P.          Subscriber - KESHET L.P.

    /S/ SHMULI MARGULIES
    -----------------------------------
Subscriber - THE ENDEAVOUR CAPITAL INVESTMENT FUND, S.A.

         IN WITNESS WHEREOF, the parties have executed this Waiver Agreement as of the date first written above as parties to the secured and unsecured convertible notes as described in Exhibit A.

COMPANY:

ADVANCED AERODYNAMICS &
STRUCTURES, INC.

By: /S/ ROY H. NORRIS                          /S/ K. ACKERMAN
    -----------------------------------        ---------------------------------
         Roy Norris, President,                     Subscriber - ALPHA CAPITAL
         Chairman & Chief Executive Officer         AKTIENGESELLSCHAFT

                                               /S/ HERRICK FEINSTEIN
    -----------------------------------        ---------------------------------
Subscriber - THE HEWLETT FUND, INC.           Subscriber - THE SHAAR FUND LTD.
                                              By:  Shaar Advisory Services N.V.

    /S/ JAMES CLARKE                            /S/ JAMES CLARKE
    -----------------------------------        ---------------------------------
Subscriber - KESHET L.P.                       Subscriber - THE KESHET FUND L.P.

                                                /S/ JULIAN UNGER
    -----------------------------------        ---------------------------------
Subscriber - LAURUS MASTER FUND LTD.         Subscriber - ELLIS ENTERPRISES LTD.

    /S/ H.V. BACHOFEN                          /S/ M. FINKELSTEIN
    -----------------------------------        ---------------------------------
Subscriber - AMRO INTERNATIONAL, S.A.          Subscriber - STONESTREET LIMITED
                                                            PARTNERSHIP

    /S/ SHMULI MARGULIES
    -----------------------------------        ---------------------------------
Subscriber - THE ENDEAVOUR CAPITAL             Subscriber - MARTIN THALER
             INVESTMENT FUND S.A.

         IN WITNESS WHEREOF, the parties have executed this Waiver Agreement as of the date first written above as parties to the secured and unsecured convertible notes as described in Exhibit A.

COMPANY:

ADVANCED AERODYNAMICS &
STRUCTURES, INC.

By: /S/ ROY H. NORRIS
    -----------------------------------        ---------------------------------
    Roy Norris, President,                     Subscriber - REUBEN I. SANDLER
    Chairman & Chief Executive Officer

    -----------------------------------        ---------------------------------
Subscriber - MITCHELL LIEBMAN                  Subscriber - MARTIN CHOPP

    /S/ PETER BENZ                             /S/ SAMUEL SCHLESINGER
    -----------------------------------        ---------------------------------
Subscriber - BI-COASTAL CONSULTING CORP.       Subscriber - SAMUEL SCHLESINGER

    -----------------------------------        ---------------------------------
Subscriber - STEVEN JONATHAN GEDY              Subscriber - ANDREW RECKLES

    /S/ SARAH KATZ
    -----------------------------------        ---------------------------------
Subscriber - SARAH KATZ                        Subscriber - CHAIM BREUER

    -----------------------------------        ---------------------------------
Subscriber - BRIARBROOK TRUST                  Subscriber - ROBERT KAPLAN
NO:  F17189

/S/ DOUGLAS ANDREW RYAN                        /S/ SEYMOUR BRAUN
    -----------------------------------        ---------------------------------
Subscriber - LUCRATIVE INVESTMENTS LTD.        Subscriber - LIBRA FINANCE, SA

    /S/ DAVID GRIN                             /S/ JOHN CLARKE
    -----------------------------------        ---------------------------------
Subscriber - LAURUS CAPITAL                    Subscriber - TALBIYA B.
                  MANAGEMENT LLC                  INVESTMENTS, LTD.

         IN WITNESS WHEREOF, the parties have executed this Waiver Agreement as of the date first written above as parties to the secured and unsecured convertible notes as described in Exhibit A.

COMPANY:

ADVANCED AERODYNAMICS &
STRUCTURES, INC.

By: /S/ ROY H. NORRIS
    -----------------------------------        ---------------------------------
    Roy Norris, President,                    Subscriber - ZOCHRON FRAIDA RIVKAH
    Chairman & Chief Executive Officer

                                               /S/ OTTO WEINGARTEN
    -----------------------------------        ---------------------------------
Subscriber - MARTIN KLEIN                      Subscriber - OTTO WEINGARTEN

    -----------------------------------        ---------------------------------
Subscriber - TAYSIDE TRADING LTD.              Subscriber - HIRSCH J. ZIEGLER

                                               /S/ NACHUM STEIN
    -----------------------------------        ---------------------------------
Subscriber - KELP INVESTORS                    Subscriber - RUTGERS CASUALTY
                                                            INSURANCE

    /S/ NACHUM STEIN                           /S/ RONALD SAFDY
    -----------------------------------        ---------------------------------
Subscriber - NACHUM STEIN                      Subscriber - RNJA COMPANY, LLC

    -----------------------------------        ---------------------------------
Subscriber - STATELAND LTD.                 Subscriber - BEAR STEARNS SECURITIES
                                              CORP., INC. c/o JEFFREY MOSSERI

                                               /S/ ILLEGIBLE
    -----------------------------------        ---------------------------------
Subscriber - MM & CTW FOUNDATION,              Subscriber - PERKMAN INVESTMENTS
                  INC.

    -----------------------------------        ---------------------------------
Subscriber - BARBARA R. MITTMAN                Subscriber - GARY KAPLOWITZ.

         IN WITNESS WHEREOF, the parties have executed this Waiver Agreement as of the date first written above as parties to the secured and unsecured convertible notes as described in Exhibit A.

COMPANY:

ADVANCED AERODYNAMICS &
STRUCTURES, INC.

By: /S/ ROY H. NORRIS
    -----------------------------------        ---------------------------------
    Roy Norris, President,                     Subscriber - ALLAN ROTHSTEIN
    Chairman & Chief Executive Officer

    /S/ EPREIMSCHWARTZ                         /S/ PHILLIP HELLER
    -----------------------------------        ---------------------------------
Subscriber - CONG. BIAS YITZCHAK, INC.         Subscriber - PHILLIP HELLER

    /S/ FRANCESCA WEINGARTEN
    -----------------------------------        ---------------------------------
Subscriber - FRANCESCA WEINGARTEN              Subscriber - TCF INC.

    -----------------------------------        ---------------------------------
Subscriber - TARIA, INC.                       Subscriber - DR. ROSS KAPLAN

                                               /S/ SAM ROTHMAN
    -----------------------------------        ---------------------------------
Subscriber - E. GERALD HEBERT                  Subscriber - SAM ROTHMAN

                                               /S/ M. FINKELSTEIN
    -----------------------------------        ---------------------------------
Subscriber - SETH KAPLAN                       Subscriber - STONESTREET
                                                            CORPORATION

    -----------------------------------        ---------------------------------
Subscriber - CECIL DEAN TALLMAN                Subscriber - WILLIAM B. MYERS

    -----------------------------------        ---------------------------------
Subscriber - SHAFER FAMILY TRUST               Subscriber - HOWARD SCHRAUB.

         IN WITNESS WHEREOF, the parties have executed this Waiver Agreement as of the date first written above as parties to the secured and unsecured convertible notes as described in Exhibit A.

COMPANY:

ADVANCED AERODYNAMICS &
STRUCTURES, INC.

By: /S/ ROY H. NORRIS
    -----------------------------------        ---------------------------------
    Roy Norris, President,                 Subscriber - BRISTOL INVESTMENT FUND,
    Chairman & Chief Executive Officer                  LTD.

                                               /S/ JAMES DAVID HASSAN
    -----------------------------------        ---------------------------------
Subscriber - BRISTOL CAPITAL LLC              Subscriber - MARKHAM HOLDING, LTD.

    -----------------------------------        ---------------------------------
Subscriber - ABRAHAM GROSSMAN                 Subscriber - PALISADES EQUITY FUND

    -----------------------------------        ---------------------------------
Subscriber - JUSTINO HIRSCHHORN               Subscriber - BOAT BASIN INVESTORS,
                  ROTSCHILD                                LLC

    /S/ MARCUS KATZ
    -----------------------------------        ---------------------------------
Subscriber - GUARANTY & FINANCE                Subscriber - SILVER DEVELOPMENT
                  CORP.                                     CORP.

    -----------------------------------        ---------------------------------
Subscriber - KENTUCKY NATIONAL                 Subscriber - MERVIN KLEIN
                  INSURANCE CO.

    -----------------------------------        ---------------------------------
Subscriber - LUIS NANES                      Subscriber - INTERNATIONAL TRADE &
                                                          INVESTMENTS CORP.

    -----------------------------------        ---------------------------------
Subscriber - EDWARD TURIN                    Subscriber - AQUARELLA INVEST CORP.

                                    EXHIBIT A

Series A Preferred Stock Subscription Agreement of March 6, 2000

Private Equity Line of Credit Agreement dated August 15, 2000

March 27, 2001, Subscription Agreement

June 27, 2001, Subscription Agreement

July 25, 2001 Subscription Agreement (under March 27, 2001 terms)

October 26, 2001 Subscription Agreement

October 26, 2001 Put Agreement

January 30, 2002 Subscription Agreement (under October 26, 2001 terms)

January 30, 2002 Subscription Agreement

March 26, 2002 Subscription Agreement (under January 30, 2002 terms)

April 11, 2002 Subscription Agreement (under January 30, 2002 terms)

May 16, 2002 Subscription Agreement

June 6, 2002 Subscription Agreement (under May 16, 2002 terms)

June 10, 2002 Subscription Agreement (under May 16, 2002 terms)

June 18, 2002 Subscription Agreement (under May 16, 2002 terms)

June 28, 2002 Subscription Agreement (under May 16, 2002 terms)

July 10, 2002 Subscription Agreement